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                                                                 Exhibit 10.60

                               STOCK OPTION AGREEMETNT


     THIS STOCK OPTION AGREEMENT (Agreement") is made by and between PHOTMATRIX, INC., A California corporation, (the "Corporation"), and PATRICK
W. MOORE, (the "Optionee").

     NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Corporation and Optionee agree as follows:

     1. GRANT OF OPTION. The Corporation hereby grants to Optionee the right, privilege and option ("Option") to purchase 166,667 shares of its common stock ("Stock") at $0.45 per share, in the manner and subject to the conditions provided hereinafter.

     2.   TIME OF EXERCISE OF OPTION.   The Option is fully vested. Any
exercise may be with respect to any part or all of the shares then exercisable pursuant to such Option, provided that the minimum number of shares exercisable at any time shall not be less than 100 shares or the balance of shares for which the Option is then exercisable. Such Option must be exercised within 10 years after the date of the grant. In no event shall the Corporation be required to transfer fractional shares to Optionee or those entitled to Optionee's rights herein.

     3.   METHOD OF EXERCISE.   The option shall be exercised by Optionee by
the delivery to the Corporation on a form approved by the Corporation of a fully-executed Notice of Exercise, specifying the number of shares to be issued, and enclosing a check in payment of the purchase price for the shares.

     4.   RESTRICTION  ON EXERCISE AND DELIVERY.   The exercise of this
Option shall be subject to the condition that, if at any time the Corporation shall determine, in its sole and absolute discretion,

     (a) the satisfaction of any withholding tax or other withholding liabilities is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase pursuant thereto,

     (b) the listing, registration, or qualification of any shares deliverable upon such exercise is necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

     (c) the consent or approval of any regulatory body is necessary as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto,



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then, in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation. Optionee shall execute such documents and take such other actions as are required by the Corporation to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Corporation nor any officer or director thereof shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

     5.   TERMINATION OF OPTION.   To the extent not previously exercised,
this Option shall terminate upon the first to occur of any of the following events:

     (a)  the dissolution or liquidation of the Corporation;

     (b) the expiration of 10 years from the date of the grant of the Option hereunder;

     (c)  the breach by Optionee of any provision of this Agreement.

     6.   NONASSIGNABLITITY.   This Option may not be sold, pledged, assigned
or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by the Optionee. Any transfer by Optionee of any part of this Option other than by will or the laws of intestacy shall void such Option, and the Corporation shall have no further obligation with respect to the Option. This Option shall not be pledged or hypothecated in any way, nor shall the Option be subject to execution, attachment or similar process.

     7.   RIGHTS AS SHAREHOLDER.   Neither Optionee nor his executor,
administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Corporation in respect of shares issuable hereunder unless and until certificates representing such shares shall have been issued in Optionee's name.

     8.   RESTRICTIVE LEGENDS.   Each certificate evidencing the shares
acquired hereunder, including any certificate issued to any transferee thereof, shall be imprinted with such legends appropriate by the Corporation as may be deemed.

     9. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of this option nor anything in this Agreement shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ Optionee. The right of the Corporation and any other corporation to terminate Optionee shall not be diminished or affected because this Option has been granted to Optionee.

     10.  MANDATORY ARBITRATION.   In the event of any dispute between the
Corporation and Optionee regarding this Agreement, the dispute and any issue as to the arbitrability of such dispute, shall be settled to the exclusion of a court of law, by arbitration in San Diego, California, by a panel of three arbitrators (each party shall


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choose one arbitrator and the third shall be chosen by the two arbitrators so selected) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of a majority of the arbitrators shall be final and binding upon the parties. All costs of the arbitration and the fees of the arbitrators shall be allocated between the parties as determined by a majority of the arbitrators, it being the intention of the parties that the prevailing party in such a proceeding be made whole with respect to its expenses.

     11.  DEFINITIONS.   Capitalized terms shall have the meaning set forth
herein.

     12.  NOTICES.   Any notices to be given under the terms of this
Agreement shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to the Optionee at the address maintained by the Corporation for such person or at such other address as the Optionee may specify in writing to the Corporation.

     13.  BINDING EFFECT.   This Agreement shall be binding upon and inure to
the benefit of Optionee, his heirs and successors, and of the Corporation, its successors and assigns.

     14.  GOVERNING LAW.   This Agreement shall be governed by the laws of the
State of California.

     15.  DESCRIPTIVE HEADINGS.   Titles to Sections are solely for information
purposes.

     IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be, JUNE 5, 1999.


                         PHOTOMATRIX, INC., a California corporation


                         By: /s/ JENNIFER D. BROWN
                            -----------------------------------------
                                 Secretary


                         OPTIONEE

                             /s/ PATRICK W. MOORE
                            -----------------------------------------
                                 Patrick W. Moore


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